                                                                     EXHIBIT 4.1

                   COMMON STOCK AND WARRANT PURCHASE AGREEMENT

                          DATED AS OF NOVEMBER __, 1999

                                     BETWEEN

                                 MATRITECH, INC.

                                       AND

                        THE PURCHASER LISTED ON EXHIBIT A

                   COMMON STOCK AND WARRANT PURCHASE AGREEMENT

     THIS COMMON STOCK AND WARRANT PURCHASE AGREEMENT ("Agreement") is entered into as of this ____ day of November, 1999 between Matritech, Inc., a Delaware corporation ("Matritech"), and _____________________________ (the "Purchaser").

                                    SECTION 1

                        SALE OF COMMON STOCK AND WARRANTS

     1.1 SALE OF COMMON STOCK AND WARRANTS. Subject to the terms and conditions hereof, Matritech will issue and sell to the Purchaser, and the Purchaser will purchase from Matritech, at the Closing (as defined below) the number of Units set forth opposite the Purchaser's name on EXHIBIT A. A "Unit" shall be composed of two shares ("Shares") of common stock, $0.01 par value, of Matritech ("Common Stock") and a warrant to purchase one share of Common Stock ("Warrant Share"). A form of the warrant is attached as EXHIBIT B ("Warrant"). The purchase price per Unit ("Unit Purchase Price") shall be equal to $4.00. The exercise price per Warrant Share shall be equal to $2.20.

     1.2 CLOSING DATE. The closing of the purchase and sale of the Units ("Closing") shall be held at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts on November 22, 1999, or at such other time and place upon which Matritech and the Purchaser shall mutually agree (the date of the Closing is hereinafter referred to as the "Closing Date").

     1.3 DELIVERY. At the Closing, Matritech will (i) deliver to Purchaser the Warrants purchased by Purchaser, and (ii) instruct its transfer agent to deliver to Purchaser as soon as is reasonably practicable certificates representing the Shares purchased by Purchaser, against payment of the aggregate Unit Purchase Price therefor, by wire transfer to Matritech or certified or cashier's check drawn on a United States bank made to the order of Matritech.

     1.4 REPLACEMENT OF CERTIFICATES. Upon receipt of evidence reasonably satisfactory to Matritech of the loss, theft, destruction or mutilation of any Shares or Warrant


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                                      -2-


Shares, and in the case of any such loss, theft or destruction of any Shares or Warrant Shares, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to Matritech or, in the case of any such mutilation, on surrender and cancellation of such Shares or Warrant Shares, Matritech at its expense will execute and deliver in lieu thereof, new certificates of like tenor and amount.

                                    SECTION 2

                   REPRESENTATIONS AND WARRANTIES OF MATRITECH

     Matritech hereby represents and warrants to Purchaser as of the Closing Date that, except as otherwise disclosed in Matritech's filings to the U.S. Securities and Exchange Commission under the Securities Act of 1933 and the Securities Exchange Act of 1934, the following are true:

     2.1 ORGANIZATION AND STANDING. Matritech is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing as a domestic corporation under the laws of said state and is qualified as a foreign corporation in Massachusetts and in all other jurisdictions in which such qualification is required; provided, however, that Matritech need not be qualified in a jurisdiction in which its failure to qualify would not have a material adverse effect on the business, properties, prospects or financial condition of Matritech.

     2.2 CORPORATE POWER; AUTHORIZATION. Matritech has all requisite legal and corporate power and has taken all requisite corporate action to execute and deliver this Agreement and the Warrants, to sell and issue the Shares, the Warrants and the Warrant Shares and to carry out and perform all of its obligations under this Agreement and the Warrants. This Agreement and the Warrants constitute the legal, valid and binding obligation of Matritech, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) as limited by equitable principles generally. The execution and delivery of this Agreement and the Warrants does not, and the performance of this Agreement and the Warrants and the compliance with the provisions hereof and thereof and the issuance, sale and delivery of the Shares, the Warrants and the Warrant Shares by Matritech will not conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien pursuant to the terms of the Amended and Restated Certificate of Incorporation, as amended or the Amended and Restated Bylaws, as amended, of Matritech or any statute, law, rule or regulation or any state or federal order, judgement or decree or any indenture, mortgage, lease or other agreement or instrument to which Matritech, or any of its assets or properties, is subject.

     2.3 SHARES; WARRANT SHARES. The Shares and the Warrants (and the Warrant Shares issuable upon exercise of the Warrants) when issued in compliance with the provisions of this Agreement or the Warrants, as the case may be, will be duly and validly authorized, issued, fully paid and nonassessable. Based on the representations and warranties of the Purchaser contained herein, the Shares and the Warrants (and the Warrant Shares) when issued in compliance with the provisions of this Agreement or the Warrants, as the case may be, will be


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                                      -3-


issued in compliance with federal and state securities laws. The issuance and delivery of the Shares and the Warrants (and the Warrant Shares upon exercise of the Warrants) is not subject to preemptive or any other similar rights of the stockholders of Matritech or any liens or encumbrances. Matritech has reserved such number of shares of its Common Stock necessary for issuance of the Warrant Shares.

     2.4 CAPITALIZATION. The capitalization of the Company is as set forth in the Confidential Private Placement Memorandum of Matritech dated October 28, 1999 ("Memorandum") as of the date indicated therein. The Company has not issued any capital stock since that date other than shares of Common Stock issued upon exercise of outstanding options or warrants and shares of Common Stock issued in accordance with the terms of the Memorandum.

     2.5 PRIVATE PLACEMENT MEMORANDUM; SEC DOCUMENTS; FINANCIAL STATEMENTS. Each complete or partial statement, report, prospectus filed under the Securities Act of 1933, as amended ("Securities Act"), or proxy statement included in or referred to in the Memorandum is a true and complete copy of or excerpt from such document as filed by Matritech with the Securities and Exchange Commission ("SEC") ("SEC Documents"). Matritech has filed all the documents that Matritech was required to file with the SEC under Sections 13 or 14(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the date on which its last report on Form 10-K was filed. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable. Neither the Memorandum nor any of the SEC Documents as of their respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of Matritech included in the SEC Documents or the Memorandum ("Financial Statements") comply as to form in all material respects with applicable accounting requirements. Except as may be indicated in the notes to the Financial Statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, the Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of Matritech and any subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

     2.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority, including without limitation the U.S. Food and Drug Administration, on the part of Matritech is required in connection with the consummation of the transactions contemplated by this Agreement except for (a) compliance with foreign securities laws in the jurisdictions in which Units are offered and/or sold, (b) compliance with federal securities laws and state "blue sky" laws in the jurisdictions in which Units are offered and/or sold, which compliance will be effected in accordance with such laws, (c) filing the Nasdaq National Market Notification Form for listing of additional shares, which filing will be effected in accordance with the rules thereunder or an appropriate waiver will be obtained, and (d) filing with the SEC


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                                      -4-


and NASD either a Current Report on Form 8-K or a Quarterly or Annual Report on Form 10-Q or 10-K disclosing the terms of the transaction contemplated by this Agreement. The business of Matritech is not being conducted in violation of any law, ordinance or regulation of any governmental entity, including but not limited to the U.S. Food and Drug Administration, except for violations which either singly or in the aggregate would not be reasonably likely to have a material adverse effect on Matritech's business, financial condition or results of operations.

     2.7 NO MATERIAL ADVERSE CHANGE. Except as otherwise disclosed herein or in writing or otherwise set forth in the SEC Documents since June 30, 1999, there has not been:

          (a) any changes in the assets, liabilities, financial condition, operations or prospects of Matritech from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either in any individual case or in the aggregate, materially adverse;

          (b) any material change in the contingent obligations of Matritech, whether by way of guarantee, endorsement, indemnity, warranty or otherwise;

          (c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of Matritech;

          (d) any declaration or payment of any dividend or other distribution of the assets of Matritech;

          (e) any labor organization activity; or

          (f) any other event or condition of any character which has materially and adversely affected Matritech's assets, liabilities, financial condition or operations or prospects.

     2.8 INTELLECTUAL PROPERTY. Matritech has sufficient title and ownership of all patents, patent applications, copyrights, trade secrets, trademarks, proprietary information, proprietary rights, and processes necessary for its business as now conducted and as now proposed to be conducted in the Memorandum without any conflict with or infringement of the rights of others except as disclosed in the documents filed with the SEC and appended to the Memorandum, to the knowledge of Matritech. To the best of Matritech's knowledge, all issued patents and registered trademarks and copyrights held by Matritech are valid and subsisting. Matritech has taken all necessary and desirable action to maintain and protect each item of intellectual property owned or used by Matritech. The research, development, manufacture, sale, and use of products presently made, used, or sold by, or contemplated for future manufacture, sale or use by Matritech, as disclosed in the Memorandum, does not and would not constitute or involve a significant risk of infringement of any patent or misappropriation of any trade secret of any third party, except as disclosed in the Memorandum. Except as disclosed in the documents filed with the SEC and appended to the Memorandum, there are no outstanding options, licenses, or agreements of any kind relating to any material use of the foregoing, nor is Matritech bound by or a party to any options, licenses, encumbrances or liens, or any outstanding orders, judgments, decrees, stipulations, or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity that are material to Matritech's business as currently conducted or proposed to be conducted in the Memorandum. Matritech has not received any communications alleging that Matritech, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, or trade secrets or other proprietary rights of any other person or entity. Further, there is no claim pending, or to the best of Matritech's knowledge, threatened that challenges the validity, enforceability, ownership or right to use, sell, license, or dispose of any item of intellectual property used or proposed to be used by Matritech, and, to the best knowledge of Matritech, there is no basis for any such claim (whether or not pending or threatened). Matritech is not aware that any of its employees or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgement, decree or order of any court or administrative agency, that is violated by or would materially interfere with the current or prospective services provided to Matritech by the employee or consultant or the use of his best efforts to promote the interests of Matritech or that would materially conflict with Matritech's business as proposed to be conducted in the Memorandum. Neither the execution nor delivery of this Agreement, nor the carrying on of Matritech's business as proposed, will, to Matritech's knowledge, conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a material default under, any contract, covenant or instrument under which any of such employees is now obligated. To the knowledge of Matritech, no third party is infringing upon or otherwise violating the rights of Matritech in any of its intellectual property.

     2.9 LITIGATION. Matritech is not engaged in, or a party to, or threatened with, any claim or legal action or other proceeding before any court, any arbitrator of any kind or any administrative agency, or any governmental investigation, which could have a material adverse effect on Matritech's business, financial condition or results of operations, nor to Matritech's knowledge does any basis for any claim or legal action or other proceeding or governmental investigation exist. There are no orders, rulings, decrees, judgments or stipulations to which Matritech is a party by or with any court, arbitrator or administrative agency and to Matritech's knowledge, there are no other such orders, rulings, decrees, judgments or stipulations affecting Matritech's business, prospects, financial condition or results of operations.

     2.10 CONSISTENT TERMS. If Matritech shall enter into any other agreement, side letter or other understanding with any other purchaser containing additional or contrary undertakings or terms to those contained herein in connection with the issuance and sale of Units at the Closing, Matritech shall make such undertakings or terms available to Purchaser, PROVIDED, HOWEVER, that Purchaser shall not be entitled to reimbursement for legal expenses incurred in connection with the purchase of the Units.

     2.11 INSURANCE. Matritech and its subsidiaries carry insurance in such amounts and covering such risks as are usually and customarily carried with respect to similar businesses according to their respective locations. All insurance premiums of Matritech have been fully paid as due, and the insurance policies of Matritech and its subsidiaries are in full force and effect.

     2.12 TAXES. Matritech has accurately prepared and timely filed all federal, state and other tax returns required by law to be filed by it, all such tax returns are true and complete in all


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                                      -6-


respects, and all taxes (including all sales and withholding taxes) shown to be due and all additional assessments have been paid. Matritech knows of no additional assessments or adjustments pending or threatened against Matritech for any period, nor of any basis for any such assessment or adjustment. The federal income tax returns of Matritech have never been audited, or to the best of Matritech's knowledge, threatened to be audited by the Internal Revenue Service. There is no tax lien (other than for current taxes not yet due and payable), whether imposed by any federal, state or other taxing authority, outstanding against the assets, properties or business of Matritech.

     2.13 LOANS AND ADVANCES. Matritech has not made any loan or advance to any person which is outstanding on the date of this Agreement, nor is Matritech obligated or committed to make any such loan or advance, to any person except for advances to employees of Matritech in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for Matritech.

     2.14 NO BROKERS, FINDERS. Matritech represents that no person, firm or corporation has or will have, as a result of any act or omission by Matritech, any right, interest or valid claim against Purchaser for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

     2.15 TRANSACTIONS WITH AFFILIATES. To the best of Matritech's knowledge, no director or officer of Matritech, or member of the "immediate family" (as such term is defined in the instructions to Regulation S-K item 404(a) under the Securities Act) of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the "immediate family" (as such term is defined in the instructions to Regulation S-K item 404(a) under the Securities Act) of any such person is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with Matritech, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person.

     2.16 EMPLOYEES. Each of the officers of Matritech and each key employee now employed by Matritech, who has access to confidential information of Matritech has executed a confidentiality, nondisclosure, and noncompetition agreement with Matritech, and such agreements are in full force and effect. No officer or key employee of Matritech has advised Matritech (orally or in writing) that he or she intends to terminate employment with Matritech. To the best of Matritech's knowledge, Matritech has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No officer or other key employee of Matritech is a party to or bound by any agreement, contract or commitment, or subject to any restrictions (including confidentiality or non-compete restrictions) in connection with any previous or current employment of any such person, which restricts, or in the future may restrict, the business of Matritech in any burdensome or material respect.


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     2.17 ENVIRONMENTAL MATTERS.

     (a) Matritech has operated its properties, assets and operations in material compliance with all applicable Environmental Laws (as defined below). To the knowledge of Matritech, there have been no releases or threatened releases of Hazardous Materials (as defined below) in, from, on or under any property adjoining any of the property or assets of Matritech.

     (b) To the knowledge of Matritech, none of the properties, assets or operations of Matritech is the subject to any federal, state or local investigation evaluating whether (i) any remedial action is needed to respond to a release or threatened release of any Hazardous Materials (as defined below) into the environment or (ii) any release or threatened release of any Hazardous Materials (as defined below) into the environment or any such properties, assets or operations of Matritech is in contravention of any Environmental Law (as defined below).

     (c) Matritech has not received any notice or claim, nor are there pending, or, to the knowledge of Matritech, threatened or reasonably anticipated lawsuits or proceedings against Matritech with respect to violations of an Environmental Law (as defined below) or in connection with the presence of or exposure to any Hazardous Materials (as defined below) into the environment or any release or threatened release of any Hazardous Materials (as defined below) into the environment. To the knowledge of Matritech, there are no events, conditions or circumstances, including without limitation, the release of Hazardous Materials (as defined below) in the environment which may result in Matritech or any of its respective properties or assets being subject to any liability, either present or contingent, pursuant to Environmental Laws (as defined below).

     (d) For the purposes of this Section 2.17 (i) "Environmental Law" shall mean any federal, state, territorial, provincial or local law, common law doctrine, rule, code, ordinance, order, decree, judgment, injunction, license, permit or regulation relating to pollution, protection of the environment or human health and safety, including those pertaining to land use, air, soil, surface water, ground water (including the protection, cleanup, removal, or damage thereof), public or employee health or safety, emissions, discharges, radio-frequency radiation, releases or threatened releases of any pollutant or contaminant; and (ii)"Hazardous Materials" shall mean those substances, the transport, emission, release, generation, handling, use, presence, storage or disposal of which are regulated by or form the basis of liability under any Environmental Laws.

                                    SECTION 3

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     The Purchaser hereby represents and warrants to Matritech as of the Closing Date as follows:

     3.1 INVESTMENT EXPERIENCE. Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Purchaser is aware of Matritech's business affairs and financial condition and has had access to and has acquired sufficient information about Matritech to reach an informed and knowledgeable decision to acquire the Units (and the Warrant Shares issuable upon exercise of the Warrants). Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Units.

     3.2 INVESTMENT INTENT. Purchaser is purchasing the Units (and the Warrant Shares upon exercise of the Warrants) for investment for its own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act. Purchaser understands that the Shares, the Warrants and the Warrant Shares have not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein.

     3.3 REGISTRATION OR EXEMPTION REQUIREMENTS. Purchaser further acknowledges and understands that the Shares, the Warrants and the Warrant Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser understands that the certificate(s) evidencing the Shares will be imprinted with a legend that prohibits the transfer of the Shares unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Securities Act, and, if Matritech shall so request in writing, an opinion of counsel satisfactory to Matritech is obtained to the effect that the transaction is so exempt. In addition, Purchaser will refrain from selling, transferring or otherwise disposing of any Shares, the Warrants or the Warrant Shares, or any interest therein, in such manner as to cause Matritech to be in violation of the registration requirements of the Securities Act or applicable state securities or blue sky laws.

     3.4 NO LEGAL, TAX OR INVESTMENT ADVICE. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Units (and the Warrant Shares issuable upon exercise of the Warrants) constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Units (and the Warrant Shares issuable upon exercise of the Warrants).

     3.5 NO BROKERS, FINDERS. Purchaser represents that no person, firm or corporation has or will have, as a result of any act or omission by Purchaser, any right, interest or valid claim against Matritech for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

                                    SECTION 4

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

Purchaser's obligation to purchase the Units at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, unless otherwise waived by Purchaser:

     4.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by Matritech in Section 2 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

     4.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by Matritech on or prior to the Closing Date shall have been performed or complied with in all respects.

     4.3 OPINION OF COMPANY'S COUNSEL. Purchaser shall have received from Testa, Hurwitz & Thibeault, LLP, counsel to Matritech, an opinion addressed to it, dated the Closing Date, in substantially the form satisfactory to Purchaser and its counsel and is customary for similar financial transactions.

     4.4 NO ORDER PENDING. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

     4.5 NO LAW PROHIBITING OR RESTRICTING SUCH SALE. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale, or requiring any consent or approval of any person which shall not have been obtained to issue the Units (except as otherwise provided in this Agreement).

     4.6 COMPLIANCE CERTIFICATE. Matritech shall have delivered to Purchaser a certificate executed on behalf of Matritech by a duly authorized officer of Matritech, dated the Closing Date, and certifying to the fulfillment of the conditions specified in Sections 4.1 and 4.2. Notwithstanding the preceding sentence, Matritech shall not be required to deliver such a certificate if the Closing Date and the execution date of this Agreement are the same.

     4.7 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change between the date of this Agreement and the Closing Date in the financial condition, prospects, business or affairs of Matritech.

     4.8 GOVERNMENTAL APPROVALS. All consents from governmental agencies required to consummate the transaction contemplated hereby shall have been obtained.

                                    SECTION 5

                     CONDITIONS TO OBLIGATIONS OF MATRITECH

     Matritech's obligation to sell and issue the Units at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions by the Purchaser, unless otherwise waived by Matritech:

     5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by Purchaser in Section 3 hereof shall be true and correct in all material respects.

     5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by Purchaser on or prior to the Closing Date shall have been performed or complied with in all respects.

     5.3 NO ORDER PENDING. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

     5.4 NO LAW PROHIBITING OR RESTRICTING SUCH SALE. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale, or requiring any consent or approval of any person which shall not have been obtained to issue the Units (except as otherwise provided in this Agreement).

     5.5 GOVERNMENTAL APPROVALS. All consents from governmental agencies required to consummate the transaction contemplated hereby shall have been obtained.

                                    SECTION 6

                             COVENANTS OF MATRITECH

     Until the termination of this Agreement in accordance with Section 9.1 hereof or the particular covenant, as the case may be:

     6.1 WARRANTS. Matritech will comply with the provisions of the Warrants contained in the Form of Warrant attached as Exhibit B hereto.

     6.2  REGISTRATION REQUIREMENTS.

          (a) As soon as reasonably practicable and in any event no later than 60 days after the Closing, Matritech shall prepare and file a registration statement with the SEC under the Securities Act to register the resale of the Shares and the Warrant Shares ("Registrable Securities") and thereafter shall use its best efforts to secure the effectiveness of such registration statement.

          (b) Matritech shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and each holder of Registrable Securities ("Holder") shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Registrable Securities resold by such Holder. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by Matritech in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Matritech, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean all selling commissions, underwriting fees and stock transfer taxes applicable to the Registrable Securities and all fees and disbursements of counsel for any Holder.

          (c) In the case of any registration effected by Matritech pursuant to these registration provisions, Matritech will use its best efforts to: (i) keep such registration effective until the later of such time as (A) all of the Warrants have been exercised, redeemed or expired and (B) all of the Shares and Warrant Shares have been sold pursuant thereto or, by reason of Rule 144(k) under the Securities Act or any other rule of similar effect, such shares are no longer required to be registered for the unrestricted sale thereof by the Purchaser; (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement; (iii) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request; (iv) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that Matritech shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; (v) cause all such Registrable Securities registered as described herein to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by Matritech are then listed or quoted; (vi) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all Registrable Securities; and (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC.

          (d) When a Holder is entitled to sell and gives notice of its intent to sell pursuant to the registration statement, Matritech shall, within three
(3) trading days (subject to Section 7.1), furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the Holders of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

          (e) The right to sell Registrable Securities pursuant to the registration statement described herein will automatically be assigned to each transferee of Registrable Securities. In the event that it is necessary, in order to permit a Holder to sell Registrable Securities pursuant to Matritech's registration statement, to amend the registration statement to name such Holder, such Holder shall, upon written notice to Matritech, be entitled to have Matritech make such amendment as soon as reasonably practicable. Notwithstanding the above provisions relating to Registration Expenses, in the event that such an amendment is requested, the Holder shall, at the request of Matritech, be obligated to reimburse Matritech for reasonable Registration Expenses incurred by it in connection with such amendment.

          (f) With a view to making available to the holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell Registrable Securities to the public without registration or pursuant to a registration on Form S-3, Matritech hereby covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the closing; (ii) file with the SEC in a timely manner all reports and other documents required of Matritech under the Securities Act and Exchange Act; and (iii) furnish to any Holder, as long as the Holder owns any Registrable Securities forthwith upon request, (A) a written statement by Matritech that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of Matritech, and (C) such other information as may be reasonably requested in order to avail any Holder of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration or pursuant to such Form S-3.

          (g) Indemnification.

               (i) To the extent permitted by law, Matritech will indemnify and hold harmless each Holder against any losses, claims, damages, or liabilities (including reasonable attorneys and experts fees and costs) to which such Holder may become subject under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (A) any untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (C) any violation by Matritech of the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law; and Matritech will pay to each such Holder, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6.2(g)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Matritech (which consent shall not be unreasonably withheld), nor shall Matritech be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder.

               (ii) To the extent permitted by law, each selling Holder will indemnify and hold harmless Matritech, each of its directors, each of its officers who has signed the registration statement against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 6.2(g)(ii), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 6.2(g)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 6.2(g)(ii) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

               (iii) Promptly after receipt by an indemnified party under this
Section 6.2(g) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.2(g), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.2(g), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.2(g).

               (iv) If the indemnification provided for in this Section 6.2(g) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, that, in no event shall any contribution by a Holder under this subsection 6.2(g)(iv) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (v) The obligations of Matritech and Holders under this Section 6.2(g) shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 6.2(g), and otherwise.

                                    SECTION 7

                             COVENANTS OF PURCHASER

     7.1 NOTICE TO COMPANY OF PROPOSED SALE AND RIGHT OF COMPANY TO SUSPEND USE OF REGISTRATION STATEMENT. If the Purchaser shall propose to sell any Registrable Securities pursuant to the registration statement, it shall notify Matritech of its intent to do so at least three (3) full trading days prior to such sale, and the provision of such notice to Matritech shall conclusively be deemed to establish an agreement by the Purchaser to comply with the registration provisions herein described. Unless otherwise specified in such notice, such notice shall be deemed to constitute a representation that any information previously supplied by the Purchaser is accurate as of the date of such notice. At any time within such three (3) trading-day period, Matritech may refuse to permit the Purchaser to resell any Registrable Securities pursuant to the registration statement; provided, however, that in order to exercise this right, Matritech must deliver a certificate in writing to the Purchaser to the effect that a delay in such sale is necessary because a sale pursuant to such registration statement in its then-current form could constitute a violation of the federal securities laws. In no event shall such delay exceed ten (10) trading days; provided, however, that if, prior to the expiration of such ten
(10) trading day period, Matritech delivers a certificate in writing to the Purchaser to the effect that a further delay in such sale beyond such ten (10) trading day period is necessary because the disclosures required to be made for a sale pursuant to such registration statement to be in compliance with federal securities laws would be seriously detrimental to Matritech and its stockholders, Matritech may refuse to permit the Purchaser to resell any Registrable Securities pursuant to the registration statement for an additional period not to exceed ten (10) trading days. Matritech may not utilize this right more than once in any three (3) month period.

     7.2 RESTRICTIONS ON SHORT-SALES. The Purchaser shall not engage in any short-sales of Matritech's Common Stock prior to the effectiveness of the Registration Statement, except to the extent that any such short-sale is fully covered by freely tradable shares of Common Stock of Matritech.

                                    SECTION 8

                    RESTRICTIONS ON TRANSFERABILITY OF SHARES

                         COMPLIANCE WITH SECURITIES ACT

     8.1 RESTRICTIONS ON TRANSFERABILITY. The Shares, Warrants and Warrant Shares shall not be transferable in the absence of a registration under the Securities Act or an exemption therefrom or in the absence of compliance with any term of this Agreement. Matritech shall be entitled to give stop transfer instructions to the transfer agent with respect to the Shares in order to enforce the foregoing restrictions.

     8.2 RESTRICTIVE LEGEND. Each certificate representing Shares, Warrants and Warrant Shares shall bear substantially the following legends (in addition to any legends required under applicable securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

     THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

     UNTIL FEBRUARY 20, 2000 THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED UNLESS PRIOR NOTICE SHALL HAVE BEEN GIVEN TO MATRITECH.

     The legend contained in this Section 8.2 will be removed from a certificate if (i) Matritech receives an opinion of counsel reasonably satisfactory to Matritech that the Shares or Warrant Shares represented by such certificates are available for resale pursuant to Rule 144 under the Securities Act, or (ii) in Matritech's opinion the Shares or Warrant Shares represented by such certificates are available for resale pursuant to Rule 144(k) under the Securities Act, or (iii) such Shares or Warrant Shares are sold pursuant to an effective registration statement with the SEC.

     8.3 LOCK-UP. Purchaser agrees that it will not sell or otherwise dispose of any Shares or Warrant Shares for a period of ninety (90) days following the Closing Date.

                                    SECTION 9

                                  MISCELLANEOUS

     9.1  TERMINATION OF AGREEMENT.

          (a) This Agreement may be terminated at any time prior to the Effective Time by Matritech or Purchaser if there has been a material breach of any material representation, warranty, covenant or agreement on the part of the other party set forth in this agreement, which breach shall not have been cured, in the case of a representation or warranty, prior to the Closing or, in the case of a covenant or agreement, within thirty (30) calendar days following receipt by the breaching party of written notice of such breach from the other party.

          (b) From and after the termination of this Agreement, the covenants, obligations and agreements of the parties set forth herein shall be of no further force or effect and the parties shall be under no further obligation with respect thereto.

     9.2 COMMERCIALLY REASONABLE EFFORTS. Matritech and Purchaser shall use its commercially reasonable efforts to take all actions required under any law, rule or regulation adopted subsequent to the date hereof in order that Matritech may sell the Units to Purchaser and Purchaser may purchase the Units, and to ensure that the conditions to a Closing set forth herein are satisfied on or before the scheduled date of such Closing.

     9.3 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Delaware as applied to contracts entered into solely between residents of, and to be performed entirely within, such state.

     9.4 SURVIVAL. The representations and warranties, in Sections 2 and 3 of this Agreement shall survive any investigation made by Purchaser or Matritech and the Closing; provided that such representations and warranties shall not be construed so as to constitute representations and warranties concerning circumstances existing after the date of this Agreement.

     9.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by a party without the prior written consent of the other party.

     9.6 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Warrants and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof. The terms of this Agreement may be waived or amended with the written consent of Matritech and Purchaser.

     9.7 NOTICES AND DATES. Any notice or other communication given under this Agreement shall be sufficient if in writing and sent by registered or certified mail, domestic or international courier, or facsimile, return receipt requested, postage or courier charges prepaid, to a party at its address set forth below (or at such other address as shall be designated for such purpose by such party in a written notice to the other party hereto):

          (a) if to Matritech, to:

          Matritech, Inc.
          330 Nevada Street
          Newton, MA  02460
          Attention: Chief Executive Officer

          with a copy to:

          Rufus C. King, Esq.
          Testa, Hurwitz & Thibeault, LLP
          125 High Street
          Boston, MA  02110

          (b) if to Purchaser, to the address set forth on the attached
          Schedule of Purchasers
          All such notices and communications shall be effective one (1) trading day after being sent by courier or by facsimile with confirmation of receipt or five (5) trading days after being sent by the other approved methods.

     9.8 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restriction of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     9.9 COSTS AND EXPENSES. Each party hereto shall pay its own costs and expenses incurred in connection herewith, including the fees of its counsel, auditors and other representatives, whether or not the transactions contemplated herein are consummated.

     9.10 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     9.11 COUNTERPARTS. This Agreement may be executed in counterparts, and each such counterpart shall be deemed an original for all purposes, but such counterparts shall together constitute one and the same instrument.

     9.12 BROKERAGE. Each party hereto will indemnify and hold harmless the other against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangement or understandings made or claimed to have been made by such party with any third party.

     9.13 PARTIES IN INTEREST. All representations, convenants and agreements, contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

     9.14 EQUITABLE RELIEF. Each of the parties acknowledges that any breach by such party of its obligations under this Agreement would cause substantial and irreparable damage to one or more of the other parties and that money damages would be an inadequate remedy therefor. Accordingly, each party agrees that the other parties or any of them shall be entitled to an injunction, specific performance and/or other equitable relief to prevent the breach of such obligations.


                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Common Stock and Warrant Purchase Agreement to be executed by their duly authorized representatives as of the following date.


Dated:  November ___, 1999

                                           MATRITECH, INC.


                                           By:__________________________________
                                              Title:

           [Purchaser Signature Page Continues on the Following Page]

                   PURCHASER SIGNATURE PAGE AND QUESTIONNAIRE

     The undersigned Purchaser hereby executes the Common Stock and Warrant Purchase Agreement with Matritech, Inc. (the "Company") and hereby authorizes this signature page to be attached to a counterpart of such document executed by a duly authorized officer of the Company.

No. of Units to be                                ______________________________
Purchased:_______________                         Name of Purchaser   [PLEASE
                                                  PRINT OR TYPE]

Aggregate Purchase                                By:___________________________
Price $__________________                                     [SIGN HERE]

                                                  Title:________________________

Purchaser is an "accredited investor" as defined in Regulation D under the Securities Act of 1933.

Name in which Shares and
Warrants are to be registered:                    ______________________________

Address of registered holder:                     ______________________________

                                                  ______________________________

Social Security or Tax ID Number:                 ______________________________

Contact name and telephone number
regarding settlement and                          ______________________________
registration:                                           Name

                                                  ______________________________
                                                       Telephone Number

Number of shares of common stock of the Company beneficially owned (meaning shares owned or controlled or which the Purchaser has the right to acquire or vote) by the Purchaser, other than the Shares being purchased pursuant hereto:____________________

Have you or your organization had any position, office or other material relationship with the Company within the past three years? _____ Yes _____ No

Do you or your organization have any direct or indirect affiliation or
association with any NASD member?                          _____ Yes _____ No

If "Yes" to either of the last two questions, please indicate the nature of any such relationships below:

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS

PURCHASER                                           NUMBER OF UNITS
---------                                           ---------------